UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MONEYGRAM INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

Ant Small and Micro Financial Services Group Co., Ltd.

Alipay (UK) Limited

Matrix Acquisition Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following revised presentation was made available publicly on the antandmoneygram.com website.

MoneyGram and Ant Financial: Combining to Promote Global Financial Inclusion Amendment to Merger Agreement Represents Compelling, Superior Transaction for MoneyGram April 16, 2017

Amendment to Merger Agreement with Compelling, Superior Terms $18.00/share VALUE $15.20/share (+18.4% Premium to Euronet Proposal) Second Half of 2017 TIMING First Half of 2018 Shareholder Meeting Scheduled for No Progress and No Agreed Upon May 2017; Regulatory Approvals Well CLOSING PROGRESS Transaction Underway Highly Complementary – Grow a Combines Overlapping Money Transfer Larger Remittance Platform RATIONALE Businesses Driven by Digital Technology Commitment to Significant Follow on $60 Million Cost Cuts = SYNERGIES Investment and Job Creation Elimination of Jobs and Facilities Retain Current Management and HQ in Redundant with Current MANAGEMENT TEAM Texas Management and HQ Commitment of Substantial Capital and INVEST IN SYSTEMS + AML / Limited Capability Given Large Digital Technology Know-How COMPLIANCE Debt Load for Transaction 2

How MoneyGram Fits into Ant Financial's Ecosystem


Yu'E Bao
ANT FORTUNE
Alipay
Wealth Management
Payments
ANT FINANCIAL
ONE-STOP FINANCIAL SERVICES FOR 650 MILLION USERS GLOBALLY
Private, entrepreneurial global company
Leverages technology to provide financial services to the underserved and unbanked
Founded in 2004, spun off from Alibaba Group in 2011 and rebranded as Ant Financial in 2014
Headquartered in Hangzhou, China serving 200+ countries and territories
ZHIMA CREDIT
Credit Reference
Cross-Border Remittance
Insurance
Lending
MYbank
INSURANCE SERVICE
ANT CREDIT PAY
ANT CASH NOW

MoneyGram.

Adds infrastructure and cross-border remittance offerings to Ant Financial's ecosystem

Provides **resources and scale** to grow MoneyGram platform

Aligned with mission to **promote financial inclusion**

Bring Equal Access to Inclusive Financial Services Around the World

3

Ant Financial – Building Global Financial Ecosystem with Leading Partners Around the World >650mn >100k 18 active users overseas merchants & stores currencies supported Europe SOUTH KOREA (Payments Partners) UNITED THAILAND (Investments) STATES (Investment) THE PHILIPPINES (Acquisition) (Investment) (Payments Partners) (Pending Merger) INDIA (Investment) 4

Superior Value for MoneyGram Shareholders $18.00 +18.4% $15.20 Ant Financial Transaction Euronet Hostile Proposal Value Per Share Value Per Share 5

Greater Certainty of Closing REGULATORY REQUIREMENTS U.S. antitrust clearance obtained Not subject to any antitrust approvals outside the U.S. Several state license change of control approvals already received All other states substantially underway Actively engaged with CFIUS Success with CFIUS review in prior Ant Financial transaction Antitrust concerns – consolidating 2 of top 3 global competitors in multiple markets Significant business overlap in countries with robust competition laws U.S. antitrust investigation opened EU regulators known for their tough antitrust enforcement stance Risk of lengthy antitrust review Despite antitrust concerns, Euronet was only willing to offer limited commitments to obtain regulatory approvals High pro forma leverage ratio may impact state change of control approvals 6

Stronger Capital Structure CAPITAL STRUCTURE One of the world’s leading digital payments companies with substantial financial resources Financing provided by a broad group of leading U.S. banks At $15.20 per share, acquisition debt would have significantly strained balance sheet Limited free cash flow in the U.S. to service debt as foreign earnings are not repatriated Pro forma company would have been unable to invest significantly in MoneyGram business and compliance 7

Better for the U.S. Economy STAKEHOLDER CONSIDERATIONS Committed to investing in and growing MoneyGram’s U.S.-based operations and creating jobs in America Dallas HQ, retain management, employees and facilities Unwavering commitment to completing a transaction Massive cost synergies – likely requires job cuts and agent location and facility eliminations With just 150 employees at its HQ in the U.S., Euronet’s primary operations are in Eastern Europe, not in the U.S. Limited investments and tax payments in the U.S. as foreign earnings are not repatriated 8

Genuine Commitment to Transaction DEMONSTRATED INTEREST Improved terms with fully committed financing from global banks Full resources of Ant Financial focused on closing Unwavering commitment to completing a transaction Several opportunities to buy MoneyGram over the last decade Withdrew interest in doing deal at $11 -$12 per share in Dec. 2016 due to valuation and financing concerns 9

Commitment to Protecting Consumer Data CUSTOMER DATA SAFEGUARDS AND COMPLIANCE MoneyGram will continue to operate business independently MoneyGram’s U.S. consumer data will continue to be stored on U.S.-based servers and managed by MoneyGram employees Committed to data privacy Actively work with law enforcement in the U.S. and abroad to fight illicit financing; all cooperation will continue Debt burden would have hindered Euronet’s ability to invest in MoneyGram’s systems, compliance, and AML infrastructure Euronet and its agents have recently been imposed fines for compliance violations In 2011, Euronet failed to properly encrypt customers’ data, resulting in breach of more than 2 million credit card accounts The majority of Euronet’s data centers are located outside the U.S. where data protection standards are weaker 10

The Real Facts About Euronet Eastern Europe origin in Hungary with core operations still in the region 150 out of >5,000 employees are at the U.S. headquarters Penalized by tax authorities for underpaying taxes 11 out of 13 data/processing centers outside the U.S. Zero U.S. tax paid in 2016 No Profits brought to the U.S. where it would have to pay U.S. taxes <20% earnings and assets in the U.S. 4% of all taxes paid in the last decade were paid in the U.S. Cost Cuts of $60 million promised, leading to U.S. job cuts and facility closures Source: Company filings and press releases, media reports Non-U.S., 72% Non-U.S. 82% Revenue Pre-Tax Income 11

Conclusion We remain fully committed to completing our merger with MoneyGram as part of our mission to bring inclusive financial services to users around the world. We look forward to working closely with the current MoneyGram team in Dallas, in addition to investing in the business and growing jobs in the United States. Eric Jing CEO of Ant Financial

Additional Information for Stockholders and Participants in the Solicitation

Additional Information for Stockholders

Ant Small and Micro Financial Services Group Co., Ltd. (“Ant Financial Services Group”) and its subsidiaries Alipay (UK) Limited (“Alipay UK”) and Matrix Acquisition Corp. (“Acquisition Corp.), and their respective directors and officers, are participants in the solicitation of proxies from the stockholders of MoneyGram in connection with the proposed acquisition of MoneyGram by Alipay UK.

In connection with such proposed acquisition, MoneyGram has filed a definitive proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). In addition, MoneyGram, Ant Financial Services Group, Alipay UK and Acquisition Corp. may also file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT(S) AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement(s) and other documents filed with the SEC by (i) MoneyGram, at MoneyGram’s website, corporate.moneygram.com, or at the SEC’s website, www.sec.gov and (ii) Ant Financial Services Group, Alipay UK and Acquisition Corp. in connection with the proposed merger, at the website antandmoneygram.com, or at the SEC’s website, www.sec.gov. The proxy statement(s) and other relevant documents may also be obtained for free from MoneyGram by writing to MoneyGram International, Inc., 2828 North Harwood Street, 15th Floor, Dallas, Texas 75201, Attention: Investor Relations.

MoneyGram and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of MoneyGram in connection with the proposed transaction. Information about the directors and executive officers of MoneyGram is set forth in the Proxy Statement on Schedule 14A for the 2017 annual meeting of stockholders for MoneyGram, which was filed with the SEC on April 27, 2017. This document can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.